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                                                                     EXHIBIT 4.5


                            ARTICLES SUPPLEMENTARY

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK


     THIS IS TO CERTIFY THAT:

     FIRST: The Board of Directors (the "Board") of Security Capital Atlantic Incorporated, a Maryland corporation (the "Company"), has classified 2,300,000 unissued shares of stock, par value $.01 per share, of the Company as shares of Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Shares").

     SECOND: The following is a description of the Series A Preferred Shares, including the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof:

     Section 1. Number of Shares and Designation. The Series A Preferred Shares shall be designated as "Series A Cumulative Redeemable Preferred Stock" and the number of shares which shall constitute such series shall be not more than 2,300,000 shares, which number may be decreased (but not below the number then outstanding plus the number required to fulfill the Company's obligations under options, warrants or similar rights issued by the Company) from time to time by the Board.

     Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

          "Board" shall mean the Board or any committee authorized by the Board to perform any of its responsibilities with respect to the Series A Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date specified in the notice to holders required under paragraph (e) of Section 5 as the Call Date.

          "Common Shares" shall mean the shares of common stock, par value $.01 per share, of the Company.

          "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on December 31, 1997; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day,
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     the dividend payment due on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          "Dividend Record Date" shall have the meaning set forth in Section
3(a).

          "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1997).

          "Fully Junior Shares" shall mean the Common Shares and any other class or series of stock of the Company now or hereafter issued and outstanding to which the Series A Preferred Shares have preference or priority in both
     (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "Issue Date" shall mean the first date on which the Series A Preferred Shares are issued and sold.

          "Junior Shares" shall mean the Common Shares and any other class or series of stock of the Company now or hereafter issued and outstanding to which the Series A Preferred Shares have preference or priority in either
     (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "Parity Shares" shall have the meaning set forth in Section 7(b).

          "Person" shall mean any individual, firm, partnership, corporation, real estate investment trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of stock of the Company; provided, however, that if any funds for any Junior Shares or any Parity Shares are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Transfer Agent" means BankBoston, N.A., Boston, Massachusetts, or such other agent or agents of the Company as may be designated by the Board or their designee as the transfer agent for the Series A Preferred Shares.

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          "Voting Preferred Shares" shall have the meaning set forth in Section
8(a).

     Section 3.  Dividends.

     (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for that purpose, cash dividends in an amount per share equal to ____% of the liquidation preference per annum (equivalent to $____ per share). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there are funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on December 31, 1997. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear in the stock records of the Company at the close of business on such record date as shall be fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding Dividend Payment Date (each, a "Dividend Record Date"). Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such record date as may be fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding payment date.

     (b) The dividend for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the annual dividend rate by four. The first dividend will include a partial dividend for the period from the Issue Date until September 30, 1997. The dividend for such period, or any other period shorter than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided herein, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.

     (c) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Shares for any period unless (i) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series A Preferred Shares and any Parity Shares as provided above, all dividends declared on the Series A Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series A Preferred Shares and on such Parity Shares.

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     (d) So long as any Series A Preferred Shares are outstanding, no dividends
(other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to any Parity Shares and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to any Parity Shares.

     (e) No distributions on Series A Preferred Shares shall be declared or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

     Section 4.  Liquidation Preference.

     (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) is made to or set apart for the holders of the Common Shares or any other class or series of stock of the Company now or hereafter issued and outstanding to which the Series A Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up at the Company, the holders of Series A Preferred Shares shall be entitled to receive out of assets of the Company legally available for that purpose, liquidating distributions in the amount of Twenty-Five Dollars ($25.00) per Series A Preferred Share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or the proceeds thereof, distributable among the holders of Series A Preferred Shares are insufficient to pay in full such preferential amount with respect to the Series A Preferred Shares and the corresponding amounts with respect to all Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and all such Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

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     (b) Subject to the rights of the holders of shares of any class or series of stock ranking on a parity with or senior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Company, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment has been made in full to the holders of Series A Preferred Shares, as provided in this Section 4, the holders of any Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Shares shall not be entitled to share therein.

     (c) For the purposes of this Section 4, (i) a consolidation or merger of the Company with or into one or more corporations, real estate investment trusts or other entities, (ii) a sale or transfer of all or substantially all of the Company's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     Section 5.  Redemption at the Option of the Company.

     (a) Subject to Section 9, the Series A Preferred Shares are not redeemable by the Company prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the Company, at its option, may redeem the Series A Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per Series A Preferred Share, plus the amounts indicated in Section 5(b).

     (b) Upon any redemption of Series A Preferred Shares pursuant to this
Section 5, the Company shall pay all dividends accrued and unpaid thereon, if any, in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

     (c) Unless (i) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to any Parity Shares and (ii) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to any Parity Shares, the Series A Preferred Shares may not be redeemed under this
Section 5 in part and the Company may not purchase or otherwise acquire Series A Preferred Shares, except pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares or by conversion into or exchange for Fully Junior Shares or pursuant to Section 9.

                                      -5-
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     (d) The redemption price to be paid upon any redemption of the Series A
Preferred Shares (other than any amounts indicated in Section 5(b) and other than a redemption pursuant to Section 9) shall be payable solely out of the sale proceeds of other stock of the Company and from no other source.

     (e) Notice of the redemption of any Series A Preferred Shares under this
Section 5 shall be mailed by first class mail, not less than 30 nor more than 90 days prior to the Call Date, to each holder of record of Series A Preferred Shares to be redeemed at the address of such holder as shown on the Company's stock records. Neither the failure to mail any notice required by this Section 5(e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (i) the Call Date;
(ii) the number of Series A Preferred Shares to be redeemed and, if fewer than all Series A Preferred Shares held by such holder are to be redeemed, the number of Series A Preferred Shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places at which certificates representing such Series A Preferred Shares are to be surrendered; and (v) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on the Call Date except as otherwise provided herein. If notice of redemption of any Series A Preferred Shares has been mailed as provided above, then from and after the Call Date (unless the Company fails to make available an amount of cash necessary to effect such redemption), (A) except as otherwise provided herein, dividends shall cease to accrue on the Series A Preferred Shares so called for redemption, (B) such Series A Preferred Shares shall no longer be deemed to be outstanding and (C) all rights of the holders thereof as holders of Series A Preferred Shares shall terminate (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company deposits with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years after the Call Date shall revert to the general funds of the Company, after which reversion the holders of Series A Preferred Shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

     As promptly as practicable after the surrender in accordance with such notice of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company so requires and if the notice so states), such Series A Preferred Shares shall be exchanged for any cash (without interest thereon) for which such Series A Preferred

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Shares have been redeemed. If fewer than all the outstanding Series A Preferred
Shares are to redeemed, the Series A Preferred Shares to be redeemed shall be selected by the Company from outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series A Preferred Shares shall be issued without cost to the holder thereof.

     Section 6. Shares To Be Retired. All Series A Preferred Shares which are issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of stock of the Company, without designation as to class or series.

     Section 7. Ranking. Any class or series of stock of the Company shall be deemed to rank:

          (a) senior to the Series A Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, if the holders of such class or series are entitled to the receipt of dividends or amounts distributable on any liquidation, dissolution or winding up of the Company, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

          (b) on a parity with the Series A Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Shares, if the holders of such class or series and the holders of Series A Preferred Shares are entitled to the receipt of dividends and amounts distributable on any liquidation, dissolution or winding up of the Company in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");

          (c) junior to the Series A Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, if such class or series is Junior Shares; and

          (d) junior to the Series A Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company, if such class or series is Fully Junior Shares.

     Section 8.  Voting.

     (a) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any Parity Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or

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not earned or declared, the number of Directors then constituting the Board shall be increased by two, and the holders of Series A Preferred Shares, together with the holders of any Parity Shares (any such Parity Shares, the "Voting Preferred Shares"), voting as a single class regardless of class or series, shall have the right to elect two additional Directors to serve on the Board at the next annual meeting of shareholders or a special meeting held in lieu thereof, or at a special meeting of the holders of Series A Preferred Shares and Voting Preferred Shares called as provided hereinafter. Whenever all dividends in arrears on the Series A Preferred Shares and Voting Preferred Shares then outstanding have been paid and a sum sufficient for the payment thereof has been set apart for payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to the Voting Preferred Shares, then the right of the holders of Series A Preferred Shares and Voting Preferred Shares to elect such additional two Directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as Directors by the holders of Series A Preferred Shares and Voting Preferred Shares shall forthwith terminate and the number of Directors constituting the Board shall be reduced accordingly. At any time after such voting rights have so vested in the holders of Series A Preferred Shares and Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of Series A Preferred Shares and Voting Preferred Shares for the election of the two Directors to be elected by them as provided herein, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as provided above is not called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice provided above, and for that purpose shall have access to the stock records of the Company. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office has not previously terminated as provided above. If any vacancy occurs among the Directors elected by the holders of Series A Preferred Shares and Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then remaining Director elected by the holders of Series A Preferred Shares and Voting Preferred Shares or the successor of such remaining Director, to serve until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office has not previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional Directors hereunder, any Series A Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries, and any of their respective directors, trustees, officers or controlling stockholders (together, the "Restricted Parties"), shall be voted in the same respective percentages as the Series A Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only for so long as, the Restricted Parties together no longer beneficially own in excess of ten percent of the Company's outstanding Common Shares.

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     (b) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company's Charter, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series A Preferred Shares and Voting Preferred Shares similarly affected, at the time outstanding, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for effecting or validating:

          (i) any amendment, alteration or repeal of any of the provisions of the Company's Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of Series A Preferred Shares or Voting Preferred Shares; provided, however, that the amendment of the provisions of the Company's Charter so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, any Junior Shares that do not rank senior to the Series A Preferred Shares in any respect, or any Parity Shares shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares or Voting Preferred Shares, and provided, further, that, if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the holders of Series A Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by the holders of some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series A Preferred Shares and Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

          (ii) a share exchange that affects the Series A Preferred Shares, a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each such case each Series A Preferred Share (A) remains outstanding without a material and adverse change to its terms and rights or (B) is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption identical to those of a Series A Preferred Share (except for changes that do not materially and adversely affect the holders of Series A Preferred Shares); or

          (iii) the authorization, reclassification or creation of, or the increase in the authorized amount of, shares of any class of stock, or securities convertible into shares of any class of stock, ranking senior to the Series A Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company;

provided, however, that no such vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect,

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or when the issuance of any such senior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares at the time outstanding.

     (c) For purposes of the foregoing provisions of this Section 8, each Series A Preferred Share shall have one vote per share, except that when any other series of preferred stock has the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Company action.

     Section 9.  Limitation on Ownership.

     (a) Limitation. Notwithstanding any other provision of the terms of the Series A Preferred Shares, except as provided in the next sentence and in
Section 9(b), no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series A Preferred Shares. Any Series A Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such Series A Preferred Shares in excess of such 25% will not be considered Excess Preferred Shares if such 25% is exceeded solely as a result of the Company's redemption of Series A Preferred Shares, provided that thereafter any additional Series A Preferred Shares acquired by such Person or Persons shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Company shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless prior to the giving of such notice the holders have disposed of such Excess Preferred Shares. Such notice shall set forth the number of Series A Preferred Shares constituting Excess Preferred Shares, the redemption price and the place or places at which certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption, the Series A Preferred Shares so called for redemption shall cease to be outstanding and the holders thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such Series A Preferred Shares except for the right to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series A Preferred Share closing sales price, if the Series A Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series A Preferred Shares are not so listed or reported, shall be the mean between the average per Series A Preferred Share closing bid prices and the average per Series A Preferred Share closing asked prices, in each case during

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the 30-day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ
National Market System and no published bid quotations and no published asked quotations with respect to Series A Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Board in good faith. Unless the Board determines that it is in the best interests of the Company to make earlier payment of all of the amount determined as the redemption price per Series A Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Board, at any time or times up to, but not later than, the earlier of (i) five years after the redemption date or (ii) the liquidation of the Company, in which latter event the redemption price shall not exceed an amount which is equal to the sum of the per Series A Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series A Preferred Shares with record dates subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this Section 9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     (b) Exemptions. The limitation on ownership set forth in Section 9(a) shall not apply to the acquisition of Series A Preferred Shares by an underwriter in a public offering of Series A Preferred Shares and shall not apply to the ownership of Series A Preferred Shares by a managing underwriter in the initial public offering of Series A Preferred Shares. The Board, in its sole and absolute discretion, may exempt from the ownership limitation set forth in
Section 9(a) certain designated Series A Preferred Shares owned by a person (other than any of the Restricted Parties) who has provided the Board with evidence and assurances acceptable to the Board that the qualification of the Company as a real estate investment trust for Federal income tax purposes would not be jeopardized thereby.

     Section 10. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

     Section 11. Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefit of any retirement or sinking fund.

     THIRD:   The Series A Preferred Shares have been classified by the Board under the authority contained in Article Fourth of the Company's Charter.

     FOURTH:   The undersigned Co-Chairman acknowledges these Articles
Supplementary to be the act of the Company and, as to all other matters or facts required to be verified under oath, acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Co-Chairman and attested to by its Secretary on this _____ day of August, 1997.

                         SECURITY CAPITAL ATLANTIC INCORPORATED



                         By:_____________________________________
                              Constance B. Moore
                              Co-Chairman

ATTEST:



___________________________
Jeffrey A. Klopf
Secretary